Exhibit 10.1

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

FORM OF COMPANY SHAREHOLDER COMMITTMENT AGREEMENT

THIS COMPANY SHAREHOLDER COMMITMENT AGREEMENT (this “Agreement”) is made as of September 15, 2025 by and among (i) ESH Acquisition Corp., a Delaware corporation (“SPAC”), (ii) The Original Fit Factory, Ltd., a company registered in Scotland with registration number SC541304 (the “Company”), and (iii) the undersigned holders (collectively, the “Holders” and each, a “Holder”) of Company Shares and/or securities convertible into Company Shares. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement.

WHEREAS, on or about the date hereof, (i) SPAC, (ii) The Original Fit Factory Holdings Inc., a Delaware corporation (“PubCo”), (iii) The Original Fit Factory Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of PubCo (“Merger Sub”) and (iv) the Company, have entered into that certain Business Combination Agreement (as it may be amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other matters, (A) PubCo will issue and deliver to the shareholders of the Company (the “Company Shareholders”) one share of PubCo Common Stock for each Company Share owned by such Company Shareholder, in a manner that the shareholdings in PubCo immediately after the acquisition mirrors that of the Company before the acquisition (the “Share Exchange”) and (B) Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving entity as a wholly owned Subsidiary of PubCo (the “Merger”), as a result of which each SPAC Share issued and outstanding immediately prior to the consummation of the Merger shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right of the holder thereof to receive one share of PubCo Common Stock, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with applicable Law; and

WHEREAS, as a condition to the willingness of SPAC to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by each Holder thereunder, and the expenses and efforts to be undertaken by SPAC and the Company to consummate the transactions contemplated by the Business Combination Agreement and the Transaction Documents including, among other matters, the Merger and the Share Exchange (collectively, the “Transactions”), SPAC, the Company and such Holder desire to enter into this Agreement in order for such Holder to provide certain assurances to SPAC regarding (i) the manner in which such Holder agrees to exchange 100% of the issued and outstanding Company Securities owned by such Holder in the Share Exchange pursuant to Section 2.01(b) of the Business Combination Agreement and (ii) the manner in which, pursuant to Article 14 of the Company’s Articles of Association (as amended, the “Company Charter”), the Holders will exercise the Drag Along Option (as defined in the Company Charter) with respect to 100% of the issued and outstanding Equity Interests (as defined in the Company Charter) in connection with the Share Exchange.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Exchange Company Securities and Other Actions in Connection with the Transactions. Each Holder agrees, with respect to all of the Company Securities:

(a) to promptly execute and deliver all related documentation and take such other action in support of the Share Exchange, the Business Combination Agreement, any Transaction Documents and any of the Transactions as shall reasonably be requested by PubCo, the Company or SPAC in order to carry out the terms and provision of this Section 1, including, without limitation, (i) execution and delivery to the Company of a Letter of Transmittal and the Transmittal Documents, (ii) if applicable, delivery of such Holder’s Company Certificate (or an indemnity for lost certificate in lieu of the Company Certificate), duly endorsed for transfer, to PubCo and any similar or related documents and such other documents as may be reasonably requested by PubCo or SPAC or the Exchange Agent, (iii) any actions by written consent of the Company Shareholders presented to such Holder, and (iv) any applicable Transaction Documents (including, without limitation, a Lock-Up Agreement and a Non-Competition Agreement), customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(b) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Company Securities owned by such Holder or his/her/its Affiliates in a voting trust or subject any Company Securities to any arrangement or agreement with respect to the voting of such Company Securities, unless specifically requested to do so by the Company and SPAC in connection with the Business Combination Agreement, the Transaction Documents and any of the Transactions;

(c) except as contemplated by the Business Combination Agreement or the Transaction Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any Company Securities in connection with any vote or other action with respect to the Transactions, other than to recommend that the Company Shareholders vote in favor of adoption of the Business Combination Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Business Combination Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement);

(d) to exercise the Drag Along Option (as defined in the Company Charter) pursuant to Article 14 of the Company Charter, with respect to 100% of the issued and outstanding Equity Interests (as defined in the Company Charter) in connection with the Share Exchange; and

(e) to exchange 100% of the issued and outstanding Company Securities owned by it in the Share Exchange pursuant to Section 2.01(b) of the Business Combination Agreement.

2. Other Covenants.

(a) No Transfers. Each Holder agrees that during the Interim Period it shall not, and shall cause its Affiliates not to, without SPAC’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Company Securities; (B) grant any proxies or powers of attorney with respect to any or all of the Company Securities; (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Company’s Governing Documents (including the Company Charter), as in effect on the date hereof) with respect to any or all of the Company Securities; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting such Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Company Securities in violation of this Agreement. Each Holder agrees with, and covenants to, SPAC that such Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Company Securities during the term of this Agreement without the prior written consent of SPAC, and the Company hereby agrees that it shall not effect any such Transfer. Notwithstanding the foregoing or anything to the contrary set forth herein, (i) Michael Borden shall be permitted to Transfer up to $30,000,000 of Company Securities (such aggregate amount based upon the price per Company Security to be paid for such Company Securities pursuant to the Business Combination Agreement) and (ii) Oakbrook Holdings LLC shall be permitted to Transfer up to $10,000,000 of Company Securities (such aggregate amount based upon the price per Company Security to be paid for such Company Securities pursuant to the Business Combination Agreement), in each case, during the Interim Period without the SPAC’s prior written consent, provided, however, that in the case of clauses (i) and (ii), (A) such permitted transferee must enter into (x) a Lock-Up Agreement, substantially in the form of Exhibit A to the Business Combination Agreement, and (y) a written agreement (a “Joinder”) agreeing to be bound by the provisions of this Agreement, including, without limitation, exercising the Drag Along Option (as defined in the Company Charter) pursuant to Section 1(d) of this Agreement and exchanging 100% of the issued and outstanding Company Securities owned by it in the Share Exchange pursuant to Section 1(e) of this Agreement and (B) the Company shall provide the Joinder to SPAC at least two (2) Business Days prior to such Transfer and shall consider in good faith any comments with respect to the Joinder provided by or on behalf of SPAC.

(b) Changes to Company Securities. In the event of an equity issuance, or any change in the equity interests of the Company by reason of any equity issuance, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Company Securities” shall be deemed to refer to and include the Company Securities as well as all such equity distributions and any securities into which or for which any or all of the Company Securities may be changed or exchanged or which are received in such transaction. Each Holder agrees during the Interim Period to notify SPAC and the Company promptly in writing of the number and type of any changes to Holder’s ownership of or voting rights with respect to the Company Securities, upon Holder’s acquisition or commitment to acquire any additional Company Securities or upon any other changes involving Holder relating to the equity interests or securities convertible or exercisable for equity interests of the Company.

(c) Registration Statement. During the Interim Period, each Holder agrees to provide to PubCo, SPAC, the Company and their respective Representatives any information regarding such Holder or the Company Securities that is reasonably requested by PubCo, SPAC, Company or their respective Representatives for inclusion in the Registration Statement/Proxy Statement.

(d) Publicity. No Holder shall issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and SPAC. Each Holder hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement/Proxy Statement (including all documents and schedules filed with the SEC in connection with the foregoing), such Holder’s identity and ownership of the Company Securities and the nature of such Holder’s commitments and agreements under this Agreement, the Business Combination Agreement and any other Transaction Documents.

3. Representations and Warranties of Holder. Each Holder hereby represents and warrants to SPAC and the Company as follows:

(a) Binding Agreement. Such Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If such Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by such Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Such Holder understands and acknowledges that SPAC is entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by such Holder.

(b) Ownership of Company Securities. As of the date hereof, such Holder has legal and beneficial ownership over the Company Securities set forth under such Holder’s name on the signature page hereto, has the sole power to vote or cause to be voted such Company Securities (to the extent the Company Securities have associated voting rights), and has good and valid title to such Company Securities, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Company’s Governing Documents (including the Company Charter), as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Holder pursuant to arrangements made by such Holder. Except for the Company Securities set forth under such Holder’s name on the signature page hereto, as of the date of this Agreement, such Holder is not a legal or beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by such Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by such Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of such Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which such Holder is a party or by which such Holder or any of the Company Securities or its other assets may be bound, or (iii) violate any applicable Law or Governmental Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair such Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Company Securities, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Company Securities and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

4. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of SPAC, the Company or any Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of SPAC and the Company, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), and (iii) the date of termination of the Business Combination Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 4 shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by operation of Law or otherwise without the prior written consent of SPAC and the Company (and after the Closing, PubCo), and any purported assignment, transfer or delegation without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Each of the Company and SPAC may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Courts for the purpose of any Proceeding arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Courts. Each party agrees that a final judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 4(g) (and in the case of Holder, the address set forth on such Holder’s signature page). Nothing in this Section 4(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(e).

(f) Interpretation. The titles and subtitles contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs, including any defined terms, include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (iv) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; and (v) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to SPAC, to: ESH Acquisition Corp. 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Attn: [***] Email: [***]

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: David Landau, Esq.
Telephone No.: [***]
Email: [***]

If to the Company, to: The Original Fit Factory, Ltd. Canniesburn Gate 10 Canniesburn Drive Bearsden, Glasgow G61 1BF Email: [***] Attention: [***]	with a copy (which will not constitute notice) to: Paul Hastings LLP 2050 M Street NW Washington, DC 20036 E-Mail: [***] Attention: Brandon Bortner; Gil Savir; Richard Radnay; Steve Camahort
If to a Holder, to: the address set forth under such Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and SPAC (and each of their copies for notices hereunder).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of SPAC, the Company and each Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Holder, money damages will be inadequate and the Company and SPAC will not have an adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company and SPAC shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by any such Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Proceeding arising out of or relating to this Agreement, the non-prevailing party in any such Proceeding will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Holders, the Company and SPAC, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company Shareholders entering into voting agreements with the Company or SPAC. No Holder is affiliated with any other holder of Company Securities entering into a voting or support agreement with the Company or SPAC in connection with the Business Combination Agreement and Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Company Securities.

(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n) Entire Agreement. This Agreement (together with the Business Combination Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Transaction Documents. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of SPAC or any of the obligations of any Holder under any other agreement between such Holder and SPAC or any certificate or instrument executed by such Holder in favor of SPAC, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of SPAC or any of the obligations of such Holder under this Agreement.

(o) Counterparts. This Agreement may be executed and delivered (including by electronic signature or by email in portable document format) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Seller Support Agreement as of the date first written above.

SPAC:

ESH ACQUISITION CORP.

By:
Name:	James Francis
Title:	Chief Executive Officer

The Company:

THE ORIGINAL FIT FACTORY, LTD.

By:
Name:	David Weir
Title:	Director

[Signature Pages Continue]

Holder:

By:
Name:

Total Company Securities:

Address for Notice:

Address: ________________________________________________

________________________________________________________

________________________________________________________

Telephone No.: ____________________________________________

Email: ___________________________________________________

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